Exhibit 107
Calculation of Filing Fee Tables

Form S-8
(Form Type)

LianBio
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(4)	Maximum Aggregate Offering Price(4)	Fee Rate	Amount of Registration Fee(4)
Equity	Ordinary shares, par value $0. 000017100448 per share(2)	457(c) and 457(h)	4,281,757(3)	$1.72	$7,364,622.04	0.0001102	$811.58
Total Offering Amounts					$7,364,622.04		$811.58
Total Fee Offsets							$-
Net Fee Due							$811.58

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional ordinary shares as may issued to prevent dilution from stock splits, stock dividends and similar transactions.
(2)	These shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents one ordinary share. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-260162).
(3)	Represents 4,281,757 ordinary shares that were automatically added to the shares authorized for issuance upon exercise of options or in respect of other awards under the LianBio 2021 Equity Incentive Plan (the “2021 Plan”) pursuant to an “evergreen” provision contained in the 2021 Plan. The “evergreen” provision provides that on each January 1st from January 1, 2022 through January 1, 2031, the number of ordinary shares available for issuance under the 2021 Plan will automatically increase annually in an amount equal to the lesser of 4% of outstanding shares of the Registrant’s ordinary shares as of the close of business on the immediately preceding December 31st, or the number of shares determined by the Registrant’s board of directors.
(4)	Pursuant to Rules 457(c) and 457(h) under the Securities Act, the registration fee was computed on the basis of the average of the high and low prices of the Registrant’s ADSs as reported on the Nasdaq Global Market on March 23, 2023 to be $1.76 and $1.67, respectively.